AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of February 4, 2016, amends the Global Custody Agreement, dated as of December 14, 2006 as amended to date (the "Custodian Agreement"), by and between State Street Bank and Trust Company (the “Bank”) and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a "Customer").

The Bank and each Customer hereby agree to replace the existing Appendix A to the Custodian Agreement with the updated appendix below, to reflect all Customers who are parties to the Custodian Agreement as of such date.

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of February 4, 2016

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:                                               EFFECTIVE AS OF:

American Funds Fundamental Investors

d.b.a. Fundamental Investors                                           December 14, 2006

The Growth Fund of America                                            December 14, 2006

The New Economy Fund                                                   December 14, 2006

SMALLCAP World Fund, Inc.                                            December 14, 2006

American Funds Insurance Series –

Blue Chip Income and Growth Fund                                   December 14, 2006

Global Growth Fund                                                         December 14, 2006

Global Small Capitalization Fund                                      December 14, 2006

Growth Fund                                                                   December 14, 2006

International Fund                                                           December 14, 2006

Growth-Income Fund                                                        December 14, 2006

Asset Allocation Fund                                                      December 14, 2006

Bond Fund                                                                      December 14, 2006

High-Income Bond Fund                                                  December 14, 2006

U.S. Government/AAA-Rated Securities Fund                    December 14, 2006

Ultra-Short Bond Fund (formally Cash Management Fund)   May 1, 2016 (December 14, 2006)

Global Growth and Income Fund                                   December 14, 2006

New World Fund                                                         December 14, 2006

Global Bond Fund                                                       December 14, 2006

International Growth and Income Fund                          October 1, 2008

Global Balanced Fund                                                 May 2, 2011

Mortgage Fund                                                           May 2, 2011

Corporate Bond Fund                                                        May 1, 2013

Capital Income Builder                                                      May 1, 2014

Portfolio Series - American Funds Global Growth Portfolio    May 1, 2015

Portfolio Series - American Funds Growth and Income Portfolio         May 1, 2015

American Funds College Target Date Series

American Funds College Enrollment Fund                      September 14, 2012

American Funds College 2015 Fund                               September 14, 2012

American Funds College 2018 Fund                               September 14, 2012

American Funds College 2021 Fund                               September 14, 2012

American Funds College 2024 Fund                               September 14, 2012

American Funds College 2027 Fund                               September 14, 2012

American Funds College 2030 Fund                               September 14, 2012

American Funds College 2033 Fund                               March 27, 2015

American Funds Global High-Income Opportunities Fund        December 14, 2012

[Signature page follows]

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective portfolios) and this Appendix shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its portfolios.

Each of the Customers Listed on Appendix A

Above, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management State Street Bank and Trust Company

      Company*

By: /s/ Michael J. Downer                              By: /s/ Gunjan Kedia

            Name: Michael J. Downer                             Name: Gunjan Kedia

            Title: Senior Vice President and Secretary      Title: Executive Vice President

* Pursuant to delegated authority.